SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2013
Date of Report (Date of earliest event reported)

New Energy Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-127953
(Commission File Number)

59-3509694
(I.R.S. Employer Identification No.)

9192 Red Branch Rd.
Suite 110
Columbia, Maryland 20866
(Address of principal executive offices)

(800) 213-0689
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. Other Events

Item 8.01 Other Events

On June 19, 2013, Dr. Alastair Livesey, a member of New Energy Technology, Inc.’s (the “Company”) Board of Directors informed the Company that he adopted a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the trading plan, 36,667 of Dr. Livesey’s vested options issued to him pursuant to the Company’s 2006 Incentive Stock Plan may be exercised and shares of the Company’s common stock owned by Dr. Livesey will be sold on his behalf by an independent broker upon the achievement of pre-specified price targets. Although the trading plan was adopted on June 19, 2013, no trades will be made until at least July 20, 2013.

The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell Company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

Except to the extent required by law, the Company undertakes no obligation to file reports on Form 8-K any Rule 10b5-1 plans that may be adopted by any of its officers, directors or shareholders or to report on Form 8-K any modifications or termination of any publicly announced trading plans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 21, 2013.

New Energy Technologies, Inc.

By:	/s/ John Conklin
John Conklin
President & Chief Executive Officer

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